EXHIBIT 10.2

                  CONSULTANCY AND ADVISORY WARRANT TO PURCHASE
                           COMMON STOCK OF XSUNX, INC.



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EXHIBIT 10.2


Warrant Grant # 03-2004


 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

                  CONSULTANCY AND ADVISORY WARRANT TO PURCHASE
                           COMMON STOCK OF XSUNX, INC.


     This Consultancy and Advisory Warrant ("Warrant") is issued as compensation for Dr. Madan's advice and consultation efforts in the furtherance of XsunX, Inc. business objectives pursuant to the terms of such engagement as set forth in that certain Consultancy and Advisory Agreement and that certain Technology Sharing and License Agreement as set forth at Paragraph 17 hereof .

     This Warrant certifies that MVSystems, Inc. (the "Holder") for value received, is entitled to purchase from Xsunx, Inc. (the "Company") One Million (1,000,000) shares of the Company's Common Stock (the "Common Stock") for a per share exercise price equal to $ .15 (the "Per Share Exercise Price"). This right may be exercised subject to the conditional vesting provisions of Paragraph 1 below, and upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant, properly endorsed, with the Notice of Exercise and Subscription Form attached hereto duly filled in and signed, if applicable, and upon payment in cash or other form of good and immediately available funds reasonably satisfactory to the Company of the aggregate Per Share Exercise Price for the full number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.


1.       RIGHT TO EXERCISE

          Subject to the Vesting Schedule 1.1. below and the other conditions set forth in this Agreement, all or part of this Warrant may be exercised prior to its expiration from the date hereof up to and including 5:00 p.m. (Denver City time) on September 17, 2009 (the "Expiration Date")at the time or times set forth herein.

               1.1 Vesting Schedule.

               (i) The Option shall become exercisable at the rate of 25,000 Shares per month during and up to the first twenty-four months
               (24) of engagement by XsunX, Inc. of Dr. Madan.


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               (ii) The  Warrant  shall  become  exercisable  in the  amount  of
               150,000 shares upon the satisfactory completion of Phase 2 of the XsunX, Inc. development proposal as defined under that certain MVS Phase 2 development proposal.



               (iii) The Warrant shall become exercisable in the amount of 250,000 shares upon the sale and/or licensure of an XsunX process.



2.       ISSUANCE OF CERTIFICATES.

     Certificates for the shares of Common Stock acquired upon exercise of this Warrant, together with any other securities or property to which the Holder is entitled upon such exercise, will be delivered to the Holder by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised and payment of the full Per Share Exercise Price has been delivered to the Company as set forth above and such funds have been confirmed to the account of the Company. The Company will deliver authorization instructions to its share transfer agent for the issuance of the above referenced Common Stock within three (3) business days of satisfaction of the above requirements.

     Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of the Holder. In case of a purchase of less than all the shares that may be purchased under this Warrant, the Company will cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant to the Holder within a reasonable time after surrender of this Warrant.

3.       SHARES FULLY-PAID, NONASSESSABLE, ETC.

     All shares of Common Stock issued upon exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free of all taxes, liens and charges with respect to the issue thereof. The Company will use reasonable commercial efforts to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock are not sufficient to effect the exercise of this Warrant, the Company will use reasonable commercial efforts to take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as are sufficient for such purpose.

4.       NET ISSUE EXERCISE.

     Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Per Share Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being

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canceled) by surrender of this Warrant at the  principal  office of the Company, together with the properly endorsed Notice of Exercise and Subscription Form and notice of such election, in which event the Company will issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                          A

     Where X = the number of shares of Common Stock to be issued to the Holder

     Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

     A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

     B = Per Share Exercise Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, fair market value of one share of Common Stock will be the average of the closing bid prices of the Company's shares of Common Stock as quoted on the New York Stock Exchange (the "NYSE") (or on such other United States stock exchange or public trading market on which the shares of the Company trade if, at the time of the election, they are not trading on the NYSE), for the five (5) consecutive trading days immediately preceding the date of the date the completed, executed Notice of Exercise and Subscription Form is received, or (ii) in the absence of an established market or public marketability for the Stock due to trading restrictions, the fair market value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

5.       ADJUSTMENTS.

     5.1 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time during the term of this Warrant effects a subdivision of the outstanding Common Stock, the Per Share Exercise Price in effect immediately before that subdivision will be proportionately decreased and the number of remaining shares that can be purchased under this warrant shall be proportionatly increased to effect the same subdivision of warrants as with the outstanding Common Stock. Conversely, if the Company at any time or from time to time during the term of this Warrant combines the outstanding shares of Common Stock into a smaller number of shares, the Per Share Exercise Price in effect immediately before the combination will be proportionately increased and the number of remaining shares that can be purchased under this warrant shall be proportionatly decreased to effect the same subdivision of warrants as with the outstanding Common Stock. Any adjustment under this Section 5.1 will become effective at the close of business on the date the subdivision or combination becomes effective.

     5.2 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time during the term of this Warrant the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a recapitalization,

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subdivision, combination, reclassification or exchange provided for elsewhere in this Section 5), the Holder will have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change into which the shares of Common Stock issuable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or change could have been converted, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     5.3 Reorganizations. If at any time or from time to time during the term of this Warrant there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 5), as a part of such capital reorganization, provision will be made so that the Holder will thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such capitalization reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

6.       OBLIGATION TO SELL.

     Notwithstanding anything herein to the contrary, if at any time following Holder's acquisition of Shares hereunder, stockholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the "Control Sellers") enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each stockholder who is not a Control Seller (a "Non-Control Seller") to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller.

7.       STOCKHOLDERS AGREEMENT

     As a condition to the transfer of Stock pursuant to this Warrant, the Company, in its sole and absolute discretion, may require the Holder to execute and become a party to any agreement by and among the Company and a material number of its stockholders which exists on or after the effective date of this Warrant (the "Stockholders Agreement"). If the Holder becomes a party to a Stockholders Agreement, in addition to the terms of this Warrant, the terms and conditions of Stockholders Agreement shall govern Holders's rights in and to the Stock; and if there is any conflict between the provisions of the

Stockholders Agreement and this Warrant, the provisions of the Stockholders Agreement shall be controlling. Notwithstanding anything to the contrary in this
Section 7, if the Stockholders Agreement contains any provisions which would violate Colorado corporate law if applied to the participant, the terms of this Warrant shall govern the participant's rights with respect to such provisions.

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8.       TAXES.

     The Company shall not become obligated for or pay any taxes imposed upon the Holders by reason of the issuance of this Warrant or the exercise hereof or otherwise in connection with the shares of Common Stock to be issued upon exercise of this Warrant. Notwithstanding the foregoing, the Company may withhold from any shares of Common Stock to be issued upon exercise of this Warrant such amounts as may be reasonably required to satisfy any backup withholding or other withholding obligation of the Company with regard to the issuance of this Warrant or the exercise hereof or otherwise in connection with the shares of Common Stock to be issued upon exercise of this Warrant.

9.       NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

     Nothing contained in this Warrant will be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest will be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant has been exercised.


10.      TRANSFER OR ASSIGNMENT OF Warrant

     Except as provided herein, the Holder may not assign, sell or transfer the Warrant, in whole or in part. The Company may however, in its sole discretion permit the transfer or assignment of this Warrant and all rights hereunder subject to any other written agreement between the Holder and the Company and compliance with applicable Federal and state securities laws and the restrictions.


11.      MODIFICATION AND WAIVER.

     This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.


12.      NOTICES.

     Any notice required by the provisions of this Warrant will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to the Holder at the address of the Holder appearing on the books of the Company.


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Notice shall be addressed to the Company at:

                                    XsunX, Inc
                                    Att: President
                                    65 Enterprise
                                    Aliso Viejo, CA 92656
                                    Fax: (949) 330-8061

                                    With copy to (which copy shall not
                                    constitute notice):

                                    Michael A. Littman, Attorney
                                    7609 Ralston Road
                                    Arvada, CO 80002
                                    Fax: (303) 431-1567

13.      LOST WARRANTS.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, and upon receipt of an indemnity, surety, undertaking or security reasonably satisfactory to the Company (and in the case of any such mutilation upon surrender and cancellation of the original mutilated Warrant), the Company shall, in accordance with applicable law, make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant. The Company may, as a condition precedent to making or delivering a new Warrant, reasonably require that the Holder make and deliver to the Company an affidavit or declaration made under penalty of perjury, as to the loss, theft, destruction, or mutilation of this Warrant.

14.      FRACTIONAL SHARES.

     No fractional shares of Common Stock will be issued upon exercise of this Warrant. If the conversion would result in the issuance of any fractional share, the Company may, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing bid price of the Company's Common Stock on the date of conversion.

15.      NO REGISTRATION RIGHTS

     The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Warrant to comply with any law.

16.      RESTRICTIONS ON TRANSFER

     16.1 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Warrant have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company, at its discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on

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stock  certificates or the imposition of stop-transfer  instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     16.2 Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering (a "Public Offering"), the Holder shall not transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "Market Stand-Off"). The Market Stand-off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Warrant until the end of the applicable stand-off period.

     16.3 Investment Intent at Grant. The Holder represents and agrees that the Shares to be acquired upon exercising this Warrant will be acquired for investment, and not with a view to the sale or distribution thereof.

     16.4 Investment Intent at Exercise. In the event that the sale of Shares under this Warrant is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Holder shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     16.5 Rule 144. Holder acknowledges and understands that the Shares may be subject to transfer and sale restrictions imposed pursuant to SEC Rule 144 of the Rules promulgated under the Securities Act of 1933 ("Act") and the regulations promulgated thereunder. Holder shall comply with Rule 144 and with all policies and procedures established by the Company with regard to Rule 144 matters. Holder acknowledged that in the event that the sale of Shares under this Warrant is not registered under the Securities Act the Company or its attorneys or transfer agent will require a restrictive legend on the certificate or certificates representing restrictions on transfer of the Shares imposed by Rule 144.

     16.6 Legends. All certificates evidencing Shares purchased under this Warrant in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF

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COUNSEL,  SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS
NOT REQUIRED."

     16.7 Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Warrant no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

     16.8 Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 16 shall be conclusive and binding on the Holder and all other persons.

17.      Consultancy, Advisory and Technology Sharing and License Agreements

     This Warrant is issued pursuant to those certain Consultancy and Advisory Agreement and Technology Sharing and License Agreement both effective September 17, 2004. The terms of the Consultancy and Advisory Agreement and Technology Sharing and License Agreement shall control over any conflicting terms in this Warrant. Any breach under the Consultancy and Advisory Agreement or the Technology Sharing and License Agreement shall constitue a breach under this Warrant and allows the Company to terminate this Warrant in whole or in part.

18.      GOVERNING LAW; VENUE.

     This Warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principles. Venue in any action arising by reason of this Warrant shall lie exclusively in Orange County, California.


                          [See Attached Signature Page]

This Warrant is made effective as of this 17th day of September, 2004.


                             COMPANY:   Xsunx, Inc., a Colorado corporation


                                        By: ________________________________
                                        Name:  Tom M. Djokovich
                                        Title:   Chief Executive Officer





                             HOLDER:    MVSystems, Inc., a Colorado Corporation


                                        By: ________________________________

                                        Name:

                                        Title:



                                        ------------------------------------
                                        [Address]

                                        ------------------------------------
                                        [Address]

                                        ------------------------------------
                                        [Address]


                                        ------------------------------------
                                        [Tax Identification]



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                               EXHIBIT TO WARRANT

                    SUBSCRIPTION FORM AND NOTICE OF EXERCISE

Xsunx, Inc.                                                      Date:
Attn: President
65 Enterprise
Aliso Viejo, CA 92656

Ladies and Gentlemen:

     The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase rights represented by the Warrant and to purchase thereunder __________ shares of Common Stock of XSUNX, INC. (the "Company"), and herewith encloses payment of $___________ and/or ___________ shares of the Company's common stock, (the "Purchase Price") in full payment of the Purchase Price of such shares being purchased.

     Exercise of the Warrant shall not be deemed effective unless and until good and immediately available funds in the full amount of the Purchase Price have been confirmed in the account of the Company. The original Warrant shall be presented with this Subscription Form and Notice of Exercise.

     The Company may, in its discretion, withhold a portion of some or all of the exercised shares or other amounts for the payment of taxes or other items. Holder represents that Holder is not subject to any backup withholding requirements. Holder acknowledges that the shares of stock of the Company issued upon exercise will not be entitled to any dividend declared upon such stock prior to the effective date of exercise of the Warrant.

     Holder hereby constitutes this Subscription Form and Notice of Exercise as an assignment, deposit tender, and transfer in blank of the Warrant as set forth therein. Holder hereby irrevocably constitutes and appoints the secretary of the Company as Holder's attorney in fact to issue shares upon the exercise of the Warrant and reflect the same on the books and records of the Company, cancel the Warrant, issue a new Warrant, if applicable, and perform any necessary act on behalf of Holder, with full power substitution.

                                      Very truly yours,

                                      -------------------------------------

                                      By: __________________________________

                                      Title: _________________________________